QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2

FIRST AMENDMENT

        THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into this 3rd day of June, 2003 by and among the persons executing this Amendment as banks (the "Banks"), Crosstex Energy Services, L.P., a Delaware limited partnership (the "Borrower"), and Union Bank of California, N.A., as administrative agent (the "Administrative Agent").

        BACKGROUND

        A. The Banks, the Administrative Agent and the Borrower are parties to that certain Second Amended and Restated Credit Agreement dated as of November 26, 2002 (said Agreement, as so amended, herein called the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein.

        B. The Borrower has requested, and the Banks have agreed to increase the aggregate amount of the Revolver A Commitments to $70,000,000 and the Revolver B Commitments to $30,000,000 and make certain other amendments to the Credit Agreement.

        C. In addition, the parties hereto wish to add each of The Royal Bank of Canada and U.S. Bank National Association as a "Bank" under the Credit Agreement (the "New Banks").

        AGREEMENT

        NOW THEREFORE, in connection of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1. Amendments.

          (a)   Schedules 1 and 2 to the Credit Agreement are hereby deleted in their entirety and Schedules 1 and 2 attached hereto are hereby substituted therefor.

          (b)   Section 1.01 of the Credit Agreement is hereby amended as follows:

            (i)    The definition of "Acceptable Security Interest" is amended in its entirety as follows:

            "Acceptable Security Interest" in any Property means a Lien which (a) exists in favor of the Collateral Agent for its benefit and the ratable benefit of the Administrative Agent, the Banks and their Affiliates that are parties to any Hydrocarbon Hedge Agreement or Interest Rate Contract with the Borrower or any Subsidiary, and the Holders, (b) is superior to all other Liens, except Permitted Liens, (c) secures the Obligations and, if outstanding, the Note Obligations, and (d) is perfected and enforceable.

            (ii)   The definition of "Acquisition" is amended by adding the word "equity" before the word "interest" in the parenthetical thereof.

            (iii)  The definition of "Agents" is amended by adding the words "and the Documentation Agent" at the end thereof.

            (iv)  The pricing grid set forth in the definition of "Applicable Margin" is hereby amended in its entirety as follows:

Leverage Ratio	Eurodollar Rate Advances	Reference Rate Advances	Commitment Fees	Letter of Credit Fees
>3.50	3.00%	1.50%	0.50%	2.00%
>3.00 and ≤3.50	2.50%	1.00%	0.50%	1.75%
>2.50 and ≤3.00	2.25%	0.75%	0.50%	1.75%
>2.00 and ≤2.50	2.00%	0.50%	0.375%	1.50%
≤2.00	1.75%	0.25%	0.375%	1.50%

            (v)   The definition of "Borrowing Base" is amended in its entirety as follows:

      "Borrowing Base" means, at any time of determination, the sum of the following: (a) 100% of the aggregate amount of cash and Permitted Investments of the Borrower and its Subsidiaries (excluding the Pipeline Entities) maintained in accounts in which the Collateral Agent has an Acceptable Security Interest; (b) 95% of the aggregate amount of Eligible Accounts backed by Eligible LCs; (c) 90% of the aggregate amount of Eligible Accounts that do not fall within clause (b) above and the account debtor of which has a long-term debt rating of at least BBB- from S&P or Baa3 from Moody's or whose parent company has a long-term debt rating of at least BBB- from S&P or Baa3 from Moody's and has guaranteed the Accounts of such account debtor to the Borrower and its Subsidiaries and (d) 80% of the aggregate amount of Eligible Accounts that do not fall within clauses (b) and (c) above and which are not more than 90 days past due.

            (vi)  The definition of "Collateral" is amended by replacing "Pledge Agreement" with "Pledge Agreements".

            (vii) The definition of "Credit Documents" is amended by replacing "any Interest Rate Contract with a Bank, any Hydrocarbon Hedge Agreement with a Bank" with "any Interest Rate Contract between the Borrower or any Subsidiary and a Bank or an Affiliate thereof, any Hydrocarbon Hedge Agreement between the Borrower or any Subsidiary and a Bank or an Affiliate thereof."

            (viii) The definition of "Eligible Accounts" is hereby amended as follows:

            (A)  Subsection (vii) is hereby amended in its entirety to read as follows:

              (vii) [intentionally omitted];

            (B)  Clause (A) of subsection (xi) is hereby amended in its entirety to read as follows:

        (A) such Accounts due from such account debtor do not comply with the representations and warranties of the Borrower or of the relevant Subsidiary (as applicable) in Section 6 of the Borrower Security Agreement or of the relevant Guarantor Security Agreement (as applicable) and if the Administrative Agent notifies the Borrower or the relevant Subsidiary (as applicable) that such Accounts are ineligible or

            (ix)  The definition of "Final Maturity Date" is hereby deleted in its entirety.

            (x)   The definition of "Interest Expense" is hereby amended by adding "and on a pro forma basis at any time that EBITDA is being determined on such a basis" at the end thereof.

            (xi)  The definition of "Material Adverse Effect" is hereby amended in its entirety as follows:

            "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of the Credit Documents or the rights or remedies of the Banks, the Administrative Agent or the Collateral Agent under any of the Credit Documents.

            (xii) The definition of "Material Subsidiary" is hereby amended by replacing (A) "$1,000,000" with "$3,000,000" and (B) "$250,000" with "$500,000".

            (xiii) The definition of "Obligations" is hereby amended by adding ", the Collateral Agent" after each occurrence of the words "the Administrative Agent".

            (xiv) The definition of "Pledge Agreement" is hereby amended in its entirety as follows:

            "Pledge Agreement" means, collectively, (a) the Pledge Agreement among the Partners and the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent and the Lenders, (b) the Pledge Agreement between Crosstex Treating Services GP, LLC and the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent and the Lenders, and (c) the Pledge Agreement between Crosstex Acquisition Management GP, LLC and the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent and the Lenders, as each may be amended, modified or supplemented from time-to-time.

            (xv) Each of the definitions of "Revolver A Termination Date" and "Revolver B Termination Date" is hereby amended by replacing "April 30, 2004" with "June 1, 2006".

            (xvi) The definition of "Syndication Agent" is amended by replacing "Fleet National Bank" with "The Royal Bank of Canada".

            (xvii) Each of the definitions of "Asset-Based Audit", "Borrower Security Agreement", clauses (c) and (d)(v) of the definition of "Eligible Accounts", "Guarantor Security Agreement", and "Mortgages" is amended by replacing each occurrence of "Administrative Agent" therein with "Collateral Agent".

            (xviii) The following definitions are hereby added in appropriate alphabetical order:

            "Additional Notes" shall mean any Senior Secured Notes of one or more series (other than the Series A Notes) issued by the Borrower from time to time pursuant to the Note Agreement, together with any notes issued in substitution or exchange therefor pursuant to the Note Agreement.

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

            "Arrangers" means the Lead Arranger and the Co-Arranger.

            "Co-Arranger" means The Royal Bank of Canada.

            "Collateral Agent" means Union Bank of California, N.A., in its capacity as collateral agent pursuant to the Intercreditor Agreement, and any successor collateral agent appointed pursuant to the Intercreditor Agreement.

            "Documentation Agent" means Fleet National Bank.

            "Duke" means Duke Energy Field Services, LP.

            "Duke Acquisition" means the acquisition by the Borrower of certain Properties owned by Duke as further described in the Duke Purchase Agreement.

            "Duke Acquisition Documents" means the Duke Purchase Agreement and all other agreements, instruments or documents executed in connection therewith or otherwise related to the Duke Acquisition.

            "Duke Purchase Agreement" means a purchase and sale agreement between the Borrower and Duke providing for the sale by Duke of the Properties described therein in form and substance satisfactory to the Administrative Agent, as it may be amended, modified or supplemented.

            "Holder" means a holder of any Private Note and "Holders" means all of the holders of the Private Notes from time to time.

            "Intercreditor Agreement" means the Intercreditor Agreement and Collateral Agency Agreement dated as of June 3, 2003 among the Collateral Agent, the Administrative Agent, the Banks, the Noteholders (as defined therein) party to the Note Agreement, and the Bank Affiliated Counterparties (as defined therein) party thereto.

            "Lead Arranger" means Union Bank of California, N.A.

            "Note Agreement" means the Master Shelf Agreement dated as of June 3, 2003 among the Borrower, Prudential Investment Management, Inc. and each of the initial noteholders party thereto.

            "Note Obligations" means "Obligations" as defined in the Note Agreement.

            "Private Notes" shall mean the Series A Notes and any Additional Notes.

            "Series A Notes" shall mean $30,000,000 aggregate principal amount of the Borrower's 6.95% Senior Secured Notes, Series A, due June 1, 2010, together with any notes of such series issued in substitution or exchange therefor pursuant to the Note Agreement.

          (c)   Section 2.01(a) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

          ; provided further, however that until the satisfaction of the conditions precedent set forth in Section 3.03, the aggregate outstanding principal amount of all Revolver A Advances shall not exceed $40,000,000.

          (d)   Section 2.01(b) of the Credit Agreement is hereby amended by replacing "$5,000,000" with "$10,000,000" in the second proviso of the first sentence thereof.

          (e)   Section 2.01(e) of the Credit Agreement is hereby deleted in its entirety.

          (f)    Section 2.05(a) of the Credit Agreement is hereby amended in its entirety as follows:

            (a)   Revolver A Advances. The Borrower shall repay the outstanding principal amount of the Revolver A Advances outstanding on the Revolver A Termination Date.

          (g)   Section 2.06(b) of the Credit Agreement is amended in its entirety as follows:

            (b)   The Borrower agrees to pay to the Administrative Agent for the benefit of the Administrative Agent or the Lead Arranger, as applicable, the fees described in the letter dated April 9, 2003 from UBOC to the Borrower (the "Fee Letters").

          (h)   Section 2.06(d) of the Credit Agreement is amended by replacing ".50%" with ".375%".

          (i)    Section 2.07 of the Credit Agreement is amended by replacing each reference to "3.00%" therein with "2.00%".

          (j)    Section 2.13(a)(i) of the Credit Agreement is hereby amended in its entirety as follows:

            (i)    unless such issuance, increase, or extension would not cause the Letter of Credit Exposure to exceed the lesser of (A) the Revolver B Commitment less the aggregate outstanding principal amount of all Revolver B Advances and (B) the Borrowing Base less the aggregate outstanding principal amount of all Revolver B Advances;

          (k)   A new Section 3.03 of the Credit Agreement is hereby added as follows:

            Section 3.03. Conditions Precedent to Duke Acquisition. The obligation of each Bank to make an Advance on the occasion of each Borrowing related to the Duke Acquisition is subject to the conditions precedent that:

            (a)   Prior Conditions Satisfied. All of the conditions precedent set forth in Section 3.02 shall have been satisfied.

            (b)   Documentation. On or before the day on which any Advances related to the Duke Acquisition are made, the Administrative Agent or the Collateral Agent, as applicable, shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent and the Banks, and, where applicable, in sufficient copies for each Bank:

            (i)    Mortgages, other Security Documents and appropriate UCC-1 and UCC-3 Financing Statements covering the Collateral for filing with the appropriate authorities covering the Property being acquired by the Borrower pursuant to such Duke Acquisition Documents, together with, at the request of the Administrative Agent, a favorable opinion of outside counsel to the Borrower, substantially in the form and substance satisfactory to the Administrative Agent and the Banks as to such related matters as the Administrative Agent or any Bank may reasonably request;

            (ii)   copies of the Duke Acquisition Documents certified by a Responsible Officer (A) as being true and correct copies of such documents as of the date of such Borrowing, and (B) except as otherwise disclosed in writing and acceptable to the Administrative Agent (i) as being in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof; and (ii) that to the knowledge of such Responsible Officer, none of the parties to the Duke Acquisition Documents shall have failed to perform any material obligation or covenant required by the Duke Acquisition Documents to be performed or complied with by it on or before the date of closing of the Duke Acquisition;

            (iii)  a report by Barnes and Click, Inc. in form and substance satisfactory to the Administrative Agent and the Lenders;

            (iv)  a Phase I environmental review by Flat Rock Energy Partners covering those Properties to be acquired in connection with the Duke Acquisition in form and substance satisfactory to the Administrative Agent and the Lenders; and

            (v)   such other documents, agreements or information as any Bank may reasonably request.

          (c)   Consummation of Duke Acquisition. The Duke Acquisition shall, simultaneously with the making of the related Borrowing, have been consummated by the Borrower, and all other conditions to the Duke Acquisition shall have been satisfied in form and substance satisfactory to the Administrative Agent.

          (d)   Agent's Liens. The Collateral Agent shall have received satisfactory evidence that arrangements have been made so that the Liens granted to it under the Security Documents are or will be Acceptable Security Interests and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained (or will be upon the filing and recording of the appropriate Security Documents), as the case may be, and are in full force and effect.

          (e)   Title. The Administrative Agent shall be satisfied in its sole discretion as to the status of the Borrower's or Guarantor's, as applicable, title to the Properties acquired in connection with the Duke Acquisition.

          (f)    Due Diligence. The Administrative Agent shall be satisfied in its sole discretion with its due diligence analysis and review of the Properties acquired pursuant to the Duke Acquisition.

          (g)   No Material Adverse Effect. No event or events has occurred which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          (h)   No Material Litigation. No legal or regulatory action or proceeding has commenced and is continuing against the Borrower or any Guarantor that could reasonably be expected to cause a Material Adverse Effect.

        (l)    Section 4.01 of the Credit Agreement is hereby amended by (i) adding "Texas" before "New Mexico" in clause (b) thereof and (ii) adding the following additional sentences at the end thereof:

  Each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and each Subsidiary has the corporate, partnership, limited liability company, or similar power to own its respective property and to carry on its respective business as now being conducted. The execution, delivery and performance by each Guarantor of each Credit Document to which it is a party are within such Guarantor's powers and have been duly authorized by all necessary action.

        (m)  Section 4.17 of the Credit Agreement is amended in its entirety as follows:

        Section 4.17. Environmental Compliance.

          (a)   The operations and properties of the Borrower and of each Subsidiary comply in material respects with all applicable Environmental Laws and Environmental Permits. All past noncompliance by the Borrower or any Subsidiary with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs. To the best of the Borrower's knowledge, no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Proceeding against the Borrower or any Subsidiary, or any property thereof, that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restriction on ownership, occupancy, use or transferability under any Environmental Law.

          (b)   None of the properties currently or, to the best of the Borrower's knowledge, formerly owned or operated by the Borrower or any Subsidiary is listed or, to the best of the Borrower's knowledge, proposed for listing on the National Priorities List under CERCLA, on CERCLIS or on any analogous foreign, state or local list or, to the best of the Borrower's knowledge, is adjacent to any such property. There are not now, and to the best of the Borrower's knowledge never have been, any underground or aboveground storage tanks, or any surface impoundments, septic tanks, pits, sumps or lagoons, in which any Hazardous Material is being or has been treated, stored or disposed of on any property currently or, to the best of the Borrower's knowledge, formerly owned or operated by the Borrower or any Subsidiary, in each case in any manner not in compliance in material respects with all applicable Environmental Laws. There is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any Subsidiary, except in compliance in material respects with all applicable Environmental Laws. No Hazardous Material has been released, discharged or disposed of by the Borrower or any Subsidiary on any property currently owned or operated by the Borrower or any Subsidiary, except

  (i) in compliance in material respects with all applicable Environmental Laws and (ii) as has been remediated in compliance in material respects with all applicable Environmental Laws.

          (c)   Neither the Borrower nor any Subsidiary is engaged in or has completed, either individually or together with any other potentially responsible party, any investigation, assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of any Hazardous Material at any site, location or operation that the Borrower or any Subsidiary never owned or operated, either voluntarily or pursuant to the order of any Governmental Person or the requirements of any Environmental Law. All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by the Borrower or any Subsidiary have been disposed of in a manner reasonably expected not to result in material liability to the Borrower or any Subsidiary.

        (n)   Section 4.19 of the Credit Agreement is amended by (i) adding "and Liens in favor of the Collateral Agent" at the end of subsection (a) thereof and (b) replacing "Administrative Agent" with "Collateral Agent" in subsection (b) thereof.

        (o)   The first clause of Section 5.01(c) is amended in its entirety as follows:

  As soon as available and in any event within 45 days after the end of each of the Borrower's first three fiscal quarters of each fiscal year of the Borrower,

        (p)   Each of Sections 5.01(e) and (h) of the Credit Agreement is amended by replacing "Authorized Officer" with "Responsible Officer".

        (q)   Section 5.01(h) of the Credit Agreement is hereby amended by replacing "$500,000" with "$1,000,000".

        (r)   Section 5.10 of the Credit Agreement is hereby amended by adding the parenthetical "(other than the Borrower or any Guarantor)" after the words "with any of its Affiliates".

        (s)   Section 5.12 of the Credit Agreement is hereby amended in its entirety as follows:

          Section 5.12. Environmental Remediation and Indemnification. If at any time any Hazardous Material is discovered on, under or about any Mortgaged Property or any other property owned or operated by the Borrower or any Subsidiary ("Other Property") and failure to remediate the same would cause the Borrower or any Subsidiary to be in violation of any Environmental Law, the Borrower will inform the Administrative Agent of the same and of the Borrower's proposed remediation program, and the Borrower or such Subsidiary will, at no cost and expense to the Collateral Agent, the Administrative Agent or the Banks, and only to the extent of any legal requirement under applicable Environmental Laws for the Borrower or such Subsidiary to do so, remediate or remove such Hazardous Materials from such Mortgaged Property or Other Property or the groundwater underlying such Mortgaged Property or Other Property in accordance with (a) such remediation program as a prudent operator would undertake, (b) the approval of the appropriate Governmental Persons, if any such approval is required under the applicable Environmental Laws, and (c) all applicable Environmental Laws. In addition to all other rights and remedies of the Collateral Agent, the Administrative Agent and the Banks under the Credit Documents, if such Hazardous Materials are not remediated or removed from the affected Mortgaged Property or Other Property or the groundwater underlying such Mortgaged Property or Other Property by the Borrower in accordance with the preceding requirements, the Collateral Agent, at its sole discretion, may pay to have the same remediated or removed in accordance with the applicable remediation program, and the Borrower will reimburse the Collateral Agent therefor within 10 Business Days of the Collateral Agent's or the Administrative Agent's written demand for payment. The Borrower and any Subsidiary shall have the right to contest any notice or directive by any appropriate Governmental Person to remediate or remove Hazardous Materials from any Mortgaged Property or Other Property so long as the Borrower or such Subsidiary diligently prosecutes such contest to completion and complies with any final order or determination. The Borrower shall be solely responsible for, and will indemnify and hold harmless the Collateral Agent, the Administrative Agent and the Banks and their respective directors, officers, employees, agents, successors and assigns from and against, any and all losses, damages, demands, claims, causes of action, judgments, actions, assessments, penalties, costs, expenses and liabilities to the extent that they directly or indirectly arise out of or are attributable to the release of any Hazardous Materials at any Mortgaged Property or Other Property, including the following: (i) all foreseeable and unforeseeable consequential damages; (ii) the costs of any repair, cleanup or detoxification of any Mortgaged Property or Other Property required by any applicable Environmental Laws, and the preparation and implementation of any closure, remedial or other plans required by any applicable Environmental Laws; and (iii) all reasonable costs and expenses incurred by the Collateral Agent, the Administrative Agent or any Bank in connection with clauses (i) and (ii) above, including reasonable attorneys' fees; provided, however, that the Borrower shall not be liable for any of the foregoing if a final, nonappealable judgment by a court of competent jurisdiction finds that such release of Hazardous Materials resulted from the gross negligence or willful misconduct of the Collateral Agent, the Administrative Agent or a Bank. The indemnities provided in this section shall survive the repayment or any other satisfaction of the Obligations of the Borrower under the Credit Documents.

        (t)    Section 6.01 of the Credit Agreement is hereby amended as follows:

          (i)    By amending subsection (d) thereof in its entirety as follows:

    (d) purchase-money Liens on property acquired or held by the Borrower or any Subsidiary in the ordinary course of business, to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition thereof (or at the time the Borrower acquires the Subsidiary owning such property), or renewals or refinancings of any of the foregoing Liens for the same or a lesser amount; provided, however, that (i) no such Lien may extend to or cover any property other than the property being acquired and improvements and accessions thereto and proceeds thereof, (ii) no such renewal or refinancing may extend to or cover any property not previously subject to the Lien being renewed or refinanced and (iii) the aggregate principal amount of Debt at any time outstanding secured by such Liens may not exceed the amount permitted by paragraph 6.02(g);

          (ii)   By adding the following new subsections (e), (f) and (g) as follows:

          (e)   the negative pledge contained in the Note Agreement;

          (f)    customary limitations and restrictions constituting negative pledges contained in, and limited to, specific leases, licenses, conveyances, partnership agreements and co-owners' agreements, and similar conveyances and agreements to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held or materially impair the value of such Property subject thereto; and

          (g)   Liens incurred in the ordinary course of business of the Borrower or any Subsidiary with respect to obligations (other than Debt for borrowed money) that do not exceed $500,000 at any one time outstanding.

        (u)   Section 6.02 of the Credit Agreement is hereby amended as follows:

          (i)    By amending subsection (f) by replacing "$3,000,000" with "$5,000,000";

          (ii)   By amending subsection (g) by replacing "$2,000,000" with "$3,000,000";

          (iii)  By deleting the "and" and the end of subsection (h) thereof;

          (iv)  By amending subsection (i) by (A) replacing "$3,000,000" with "$5,000,000" and (B) and an "and" at the end thereof; and

          (v)   By adding the following new subsection (j):

            (j)    Debt under the Note Agreement in an aggregate principal amount not to exceed $50,000,000.

        (v)   Section 6.03 of the Credit Agreement is hereby amended as follows:

          (i)    By amending subsection (a)(i) thereof in its entirety as follows:

    before the effectiveness of such Acquisition and to the extent required by the Majority Banks, the Borrower delivers to the Collateral Agent (A) guaranties, mortgages, deeds of trust, security agreements, releases, UCC financing statements and UCC terminations, duly executed by the parties thereto, in form and substance satisfactory to the Collateral Agent and accompanied by UCC searches, title investigations and legal opinions (except with respect to priority) demonstrating that, upon the effectiveness of such Acquisition and the recording and filing of any necessary documentation, the Collateral Agent will have an Acceptable Security Interest on the Property to be acquired and (B) evidence of company authority to enter into and environmental assessments with respect to such Acquisition;

          (ii)   By amending subsections (c) and (d) thereof in their entirety as follows:

            (c)   so long as no Default has occurred and is continuing or would be caused thereby, any Subsidiary may merge into or consolidate with any other Subsidiary or into the Borrower; provided, however, that any such merger or consolidation shall be permitted only if, before the effectiveness of such merger or consolidation and to the extent required by the Administrative Agent, the Borrower delivers to the Collateral Agent documents of the type described in the proviso to clause (a) above; and

            (d)   the Borrower and its Subsidiaries may acquire Property in the ordinary course of business.

        (w)  Section 6.04 of the Credit Agreement is hereby amended as follows:

          (i)    By amending subsection (b) thereof in its entirety as follows:

            (b)   sales, leases, transfers and other dispositions in the ordinary course of business of worn-out or other Property that is no longer useful in the conduct of the business of the Borrower or any Subsidiary;

          (ii)   By amending subsection (c) thereof by adding the words "or liquidations" after the word "sales";

          (iii)  By amending subsection (d) thereof in its entirety as follows:

            (d)   so long as no Default has occurred and is continuing or would be caused thereby, sales and other transfers of Property from the Borrower or any Subsidiary to the Borrower or to any other Subsidiary; provided, however, that any such sale or other transfer of real property or equity interests shall be permitted only if, before the effectiveness of such sale or other transfer and to the extent required by the Majority Banks, the Borrower delivers to the Collateral Agent documents of the type described in the proviso to Section 6.03(a);

          (iv)  By amending subsection (g) thereof in its entirety as follows:

            (g)   so long as no Default has occurred and is continuing or would be caused thereby, sales, leases, transfers and other dispositions of Property in the ordinary course of business for consideration not exceeding $3,000,000 in the aggregate in any fiscal year of the Borrower, provided that the net cash proceeds thereof are used within 270 days of such sale to purchase Property of similar value, quality and business utility to the Property sold, leased, transferred or otherwise disposed of;

          (v)   By amending subsection (h) thereof by replacing "$1,000,000" with "$3,000,000".

        (x)   The proviso in Section 6.05(e) of the Credit Agreement is hereby deleted in its entirety.

        (y)   Section 6.06(a) of the Credit Agreement is hereby amended by adding the following proviso to the end thereof:

    provided, however, that no more than $5,000,000 of such cash distributions to the Partners in the aggregate during the term of this Agreement shall consist of proceeds from Advances.

        (z)   Section 6.06(c) of the Credit Agreement is hereby amended in its entirety as follows:

          (c)   any Subsidiary may pay dividends, or make other distributions, to the Borrower or to any wholly-owned Subsidiary of the Borrower.

        (aa) Section 6.07 of the Credit Agreement is hereby amended by replacing the words "its business" with the words "their collective businesses".

        (bb) Section 6.10(b) of the Credit Agreement is hereby amended in its entirety as follows:

  (b) within 15 days after the formation of such Subsidiary and to the extent required by the Majority Banks, such Subsidiary delivers to the Administrative Agent (or the Collateral Agent, as appropriate) (i) guaranties, mortgages, deeds of trust, security agreements, releases, UCC financing statements, and UCC terminations, duly executed by the parties thereto, in form and substance satisfactory to the Administrative Agent or the Collateral Agent, as the case may be, and accompanied by UCC searches, title investigations and legal opinions (except with respect to priority) demonstrating that, upon the recording and filing of any necessary documentation, the Collateral Agent will have an Acceptable Security Interest on the Property of such Subsidiary, and (ii) evidence of company authority to enter into and environmental assessments with respect to such Investment.

        (cc) Section 6.11 of the Credit Agreement is hereby amended by adding the words "futures or derivatives" before the words "contract or obligation for speculative purposes".

        (dd) Section 6.14 of the Credit Agreement is hereby amended in its entirety as follows:

          Section 6.14. Leverage Ratio. The Borrower shall not, as of the end of any fiscal quarter, permit the Leverage Ratio for the Borrower and its Subsidiaries on a Consolidated basis to be greater than the following ratios for the following fiscal quarters:

Fiscal Quarters Ending	Maximum Ratio
June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004	3.75 to 1.00
June 30, 2004 and thereafter	3.50 to 1.00

        (ee) Section 6.15 of the Credit Agreement is amended by replacing (i) "$55,000,000" with "$60,000,000" and (ii) "the Effective Date" with "December 31, 2002".

        (ff)  A new Section 6.17 of the Credit Agreement is hereby added as follows:

        Section 6.17. Note Agreement. The Borrower may not make any optional or scheduled payments or prepayments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) in respect of the Private Notes prior to the Revolver A Termination Date and the Revolver B Termination Date. The Borrower shall not amend, supplement or otherwise modify the terms of the Note Agreement without the prior written consent of the Majority Banks, which consent will not be unreasonably withheld, which has the effect of (a) increasing the outstanding principal amount of the Note Obligations above $50,000,000, (b) increasing the rate of interest except with respect to imposing the default rate as provided for in the Note Agreement on the date hereof or any fees charged on the Note Obligations or (c) any other provision of the Note Agreement if such amendment, modification or supplement would be materially adverse to the interests of the Banks without the prior written consent of the Majority Banks.

        (gg) A new Section 6.18 of the Credit Agreement is hereby added as follows:

        Section 6.18. Eligible Accounts. The Borrower and its Subsidiaries shall not have Accounts from any single account debtor that exceed 25% of the Borrower's total partners' equity, other than Accounts owed by Kinder Morgan Energy Partners, L.P. ("KMEP") or any of its Affiliates for so long as KMEP has a long-term debt rating of at least BBB- from S&P or Baa3 from Moody's.

        (hh) Section 7.01(d) of the Credit Agreement is hereby amended by replacing "$1,000,000" with "$3,000,000".

        (ii)   Section 7.01(f) of the Credit Agreement is hereby amended by (i) replacing "$1,000,000" with "$3,000,000" and (ii) each reference therein to "10 consecutive days" to "30 consecutive days".

        (jj)   Section 7.01(g) of the Credit Agreement is hereby amended in its entirety as follows:

          (g)   [Intentionally deleted];

        (kk) Section 7.01(i) of the Credit Agreement is hereby amended by (i) replacing the words "a valid and perfected first-priority Lien on any of" with the words "an Acceptable Security Interest on any material portion of" therein.

        (ll)   Section 8.07 of the Credit Agreement is hereby amended in its entirety as follows:

        Section 8.07. Agents and Arrangers. None of the Lead Arranger, the Co-Arranger, the Syndication Agent or the Documentation Agent shall have any duties, obligations, or liabilities in such respective capacities, the Banks shall have no right to replace the Arrangers, the Syndication Agent or the Documentation Agent if the any of the Arrangers, the Syndication Agent or the Documentation Agent is no longer a Bank, and none of the Arrangers, the Syndication Agent and the Documentation Agent may not assign its status as an Arranger, Syndication Agent or Documentation Agent to any Person.

        (mm) Section 9.06(a)(iii) of the Credit Agreement is hereby amended in its entirety as follows:

        (iii)  each such assignment shall be to an Affiliate, an Approved Fund or an Eligible Assignee,

Section 2. Conditions Precedent. This Amendment shall become effective as of the date first set forth above when:

        (a)   the Borrower shall have paid to the Administrative Agent for its benefit and ratable benefit of the Banks such non-refundable upfront fees as agreed to among the Borrower and the Banks and all costs and expenses which have been invoiced and are payable pursuant to Section 9.04;

        (b)   all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested by the Administrative Agent:

          (i)    this Amendment, duly executed by the Borrower, the Banks, the Administrative Agent, the Syndication Agent and the Documentation Agent;

          (ii)   the Intercreditor Agreement, duly executed by each of the parties thereto;

          (iii)  an assignment and amendment with respect to each of the Security Documents assigning such Security Documents from the Administrative Agent to the Collateral Agent and amending such Security Documents to secure the Note Obligations pari passu with the Obligations;

          (iv)  new Revolver A Notes in favor of each of the Banks, each in the face amount of such Bank's Revolver A Commitment and duly executed by the Borrower (the "New Revolver A Notes");

          (v)   new Revolver B Notes in favor of each of the Banks, each in the face amount of such Bank's Revolver B Commitment and duly executed by the Borrower (the "New Revolver B Notes"; together with the New Revolver A Notes, the "New Notes");

          (vi)  one or more consents to this Amendment, duly executed by each Guarantor that has previously executed a Guaranty;

          (vii) a Guaranty executed by each of Crosstex Alabama Gathering System, L.P., Crosstex Mississippi Industrial Gas Sales, L.P., Crosstex Mississippi Pipeline, L.P., Crosstex Seminole Gas, L.P. and Crosstex Acquisition Management, L.P. (collectively, the "Additional Guarantors") in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

          (viii) a Pledge Agreement executed between Crosstex Acquisition Management GP, LLC and the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent and the Lenders;

          (ix)  a certificate from a Responsible Officer stating that (A) all representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Credit Documents to which it is a party are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 2 have been met;

          (x)   a certificate of the secretary or assistant secretary of the General Partner certifying as of the date of this Amendment (A) the existence of the Borrower and the General Partner, (B) that there have been no changes to its organizational documents or the Borrower Partnership Agreement since the Effective Date, (C) the resolutions of the General Partner approving this Amendment, the Note Agreement and the related transactions, and (D) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment, the Note Agreement and the other Credit Documents executed and delivered on or before the date hereof;

          (xi)  a certificate of the secretary or assistant secretary of each of the Guarantors certifying as of the date of this Amendment (A) either (i) that there have been no changes to its organizational documents since the Effective Date or (ii) with respect to the Additional Guarantors only, its organizational documents, (B) the resolutions of the governing body of such Guarantor approving this Amendment, the Note Agreement and the related transactions, and (C) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment, the Note Agreement and the other Credit Documents executed and delivered on or before the date hereof;

          (xii) certificates of good standing, existence and authority for the Borrower, the General Partner and each of the Guarantors from each of the states in which the Borrower, the General Partner and each of the Guarantors is either organized or does business;

          (xiii) a favorable opinion of Thompson & Knight L.L.P., outside Texas counsel to the Borrower and the Guarantors; and

          (xiv) such other approvals, opinions, evidence and documents as any Bank, through the Administrative Agent, may reasonably request.

        (c)   no event or events has occurred which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

        (d)   no Default shall have occurred and be continuing;

        (e)   the representations and warranties of the Borrower and the Guarantors contained in this Amendment, Article IV of the Credit Agreement and in each of the other Credit Documents executed and delivered on or before date hereof shall be true and correct in all material respects on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date; and

        (f)    no legal or regulatory action or proceeding has commenced and is continuing against the Borrower or any Guarantor which could reasonably be expected to cause a Material Adverse Effect.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Banks and the Administrative Agent as set forth below:

        (a)   The execution, delivery and performance by the Borrower of this Amendment, the New Notes and the Credit Documents, as amended hereby and thereby, to which the Borrower is a party are within the Borrower's legal powers, have been duly authorized by all necessary partnership action and do not (i) contravene the Partnership Agreement, (ii) contravene any Governmental Rule or contractual restriction binding on or affecting the Borrower or (iii) result in or require the creation or imposition of any Lien (other than any created by the Credit Documents) upon or with respect to any of the properties of the Borrower.

        (b)   No Governmental Action is required for the due execution, delivery or performance by the Borrower or this Amendment, the New Notes or any of the Credit Documents, as amended hereby and thereby, to which the Borrower is a party.

        (c)   This Amendment, the New Notes and each of the Credit Documents, as amended hereby and thereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

        (d)   Each of the Security Documents constitutes an Acceptable Security Interest on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations stated to be secured thereby under the Credit Documents, as amended hereby and by the New Notes, and the execution, delivery and performance of this Amendment and the New Notes do not adversely affect any Lien of the Collateral Documents.

        (e)   The quarterly and annual financial statements most recently delivered to the Banks pursuant to Sections 5.01(c) and (d) of the Credit Agreement fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the Consolidated results of the operations of the Borrower and its Subsidiaries for the respective fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments). Since December 31, 2002 there has been no material and adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary. The Borrower and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

        (f)    There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any Subsidiary before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

        (g)   There has been no amendment to the Partnership Agreement. The representations and warranties of the Borrower contained in the Credit Documents are correct on and as of the date hereof as though made on and as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

Section 4. Modification and Increase in Commitments. The Borrower, the Administrative Agent, and the Banks hereby agree that the Commitments of the Banks under the Credit Agreement shall be modified to reflect the Commitments for the Banks set forth on the attached Schedule 1 and upon the effectiveness of this Agreement pursuant to Section 2 above, each such Bank's Commitment shall be the Commitment set forth on the attached Schedule 1.

Section 5. Addition of New Banks. Each of the New Banks (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.05 and 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers as it deems necessary under the Credit Agreement and any other Credit Document as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; and (v) specifies as its Domestic Lending Office (and address for notices) the office set forth beneath its name on Schedule 2 hereto.

Section 6. Authorization of Agents. Each Lender hereby authorizes and empowers the Administrative Agent, as holder of the liens and security interests granted pursuant to the Security Documents, to execute and deliver to the Collateral Agent assignments of liens, including UCC-3 assignments, to effect the assignments contemplated hereby. The Administrative Agent hereby authorizes and empowers the Collateral Agent to make such filings as are necessary to make the assignments contemplated hereby of record in the appropriate jurisdictions.

Section 7. Reference to and Effect on the Credit Agreement.

        (a)   On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

        (b)   Except as specifically amended above and except for the issuance of the New Notes, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Documents, as amended hereby and by the New Notes.

        (c)   Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an originally executed counterpart of this Amendment.

Section 9. Governing Law; Binding Effect. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, and shall be binding upon the Borrower, the Administrative Agent, each Bank and their respective successors and assigns.

Section 10. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

        Effective as of the 3rd day of June, 2003.

CROSSTEX ENERGY SERVICES, L.P.
By:	CROSSTEX ENERGY SERVICES GP, LLC, General Partner
By:
William W. Davis Senior Vice President and Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A., as Lead Arranger, Administrative Agent and Bank
By:

Name:

Title:

By:

Name:

Title:

THE ROYAL BANK OF CANADA, as Co-Arranger, Syndication Agent and Bank
By:

Name:

Title:

FLEET NATIONAL BANK, as Documentation Agent and Bank
By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Bank
By:

Name:

Title:

SCHEDULE 1

COMMITMENTS

Bank	Revolver A Commitment	Revolver B Commitment
Union Bank of California, N.A.	$19,950,000.00	$8,550,000.00
The Royal Bank of Canada	$16,800,000.00	$7,200,000.00
Fleet National Bank	$19,950,000.00	$8,550,000.00
U.S. Bank National Association	$13,300,000.00	$5,700,000.00

TOTALS	$70,000,000.00	$30,000,000.00

SCHEDULE 2

APPLICABLE LENDING OFFICES; ADDRESS FOR NOTICES

Bank	Domestic and Eurodollar Lending Offices
Union Bank of California, N.A.	445 South Figueroa Street, Suite 1502 Los Angeles, California 90071 Telecopier: 213-236-5747 Attention: Energy Capital Services
The Royal Bank of Canada	New York Branch One Liberty Plaza, 3rd Floor New York, NY 10006-1404 Telephone: (212) 428-6332 Telecopier: (212) 428-2372 Attention: Compton Singh, Liability Officer
With a copy to:
5700 Williams Tower 2800 Post Oak Blvd. Houston, Texas 77056 Phone: 713-899-0234 Fax: 713-899-5624 Attention: Lorne Gartner
Fleet National Bank	100 Federal Street Mail Stop MADE 10008A Boston, Massachusetts 02110 Telecopier: 617-434-3652 Attention: Timothy J. Norton
U.S. Bank National Association	918 17th Street, 3rd Floor Denver, Colorado 80202 Telecopier: 303-585-4362 Attention: Matthew Purchase
Address for Notices
Crosstex Energy Services, L.P.	2501 Cedar Springs, Suite 600 Dallas, Texas 75201 Telephone: 214-953-9500 Telecopier: 214-953-9501 Attention: Mr. William W. Davis

Union Bank of California, N.A.	445 South Figueroa Street, Suite 1502 Los Angeles, California 90071 Telecopier: 213-236-5747 Attention: Energy Capital Services
With a copy to:
4200 Lincoln Plaza 500 N. Akard Street Dallas, Texas 75201 Telecopier: 214-922-4209 Attention: John Clark, Vice President
The Royal Bank of Canada	New York Branch One Liberty Plaza, 3rd Floor New York, NY 10006-1404 Telephone: (212) 428-6332 Telecopier: (212) 428-2372 Attention: Compton Singh, Liability Officer
With a copy to:
5700 Williams Tower 2800 Post Oak Blvd. Houston, Texas 77056 Phone: 713-899-0234 Fax: 713-899-5624 Attention: Lorne Gartner
Fleet National Bank	100 Federal Street Mail Stop MADE 10008A Boston, Massachusetts 02110 Telecopier: 617-434-3652 Attention: Timothy J. Norton
U.S. Bank National Association	918 17th Street, 3rd Floor Denver, Colorado 80202 Telecopier: 303-585-4362 Attention: Matthew Purchase

QuickLinks

  Exhibit 10.2
FIRST AMENDMENT
  SCHEDULE 1
COMMITMENTS
  SCHEDULE 2
APPLICABLE LENDING OFFICES; ADDRESS FOR NOTICES